                                                                     EXHIBIT 1.1

                                                               EXECUTION VERSION


                                 SWIFT & COMPANY

                                  $150,000,000

              12-1/2% Senior Subordinated Notes due January 1, 2010

                               Purchase Agreement

                                                              New York, New York
                                                                  March 21, 2003


Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
As Representatives of the Initial Purchasers

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         ConAgra Foods, Inc., a corporation organized under the laws of the State of Delaware (the "SELLING NOTEHOLDER"), proposes to sell to the several parties named in Schedule I hereto (the "INITIAL PURCHASERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, $150,000,000 principal amount of 12-1/2% Senior Subordinated Notes due January 1, 2010 (the "NOTES" and, together with the Guarantees (as defined below), the "SECURITIES") issued by Swift & Company, a corporation organized under the laws of the State of Delaware (the "COMPANY"). The Securities were issued under an indenture (as amended and supplemented to date, the "INDENTURE"), dated as of September 19, 2002, between the Company, the Guarantors (as defined below) and The Bank of New York Trust Company of Florida, N.A., as trustee (the "TRUSTEE"). In connection with the sale of the Securities, the Company, the Guarantors and the Trustee are entering into the Third Supplemental Indenture to the Indenture to be dated as of March 26, 2003 (the "SUPPLEMENTAL INDENTURE"). The Securities have the benefit of a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated as of March 26, 2003, between the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors have agreed to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein a registration statement under the Securities Act of 1933, as amended, relating to a separate series of the Company's 12-1/2% Senior Subordinated Notes due January 1, 2010 (the "EXCHANGE NOTES") to be offered in exchange for the Notes. The Securities are unconditionally guaranteed (the "GUARANTEES") on a senior unsecured basis by S&C Holdco 3, Inc. ("S&C HOLDCO"), the Company's direct parent, and all of the Company's existing domestic subsidiaries, each of whom is listed on the signature pages hereto (collectively, the "GUARANTORS"). An affiliate of the Selling Noteholder (the "CONAGRA AFFILIATE") has agreed to purchase from the Initial Purchasers, and the Initial Purchasers have agreed to sell to the ConAgra Affiliate, $30,000,000 in principal amount of the Notes (the "CONAGRA NOTES").

         To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

         The Company issued and sold the Securities to the Selling Noteholder on September 19, 2002 pursuant to an agreement, dated as of May 20, 2002 (as amended to date, the "ACQUISITION AGREEMENT"), in connection with the acquisition (the "ACQUISITION") by Swift Foods Company, a Delaware corporation and our indirect parent corporation, of the United States beef, pork and lamb processing businesses and the Australian beef business of ConAgra (the "ACQUIRED BUSINESS").

         The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 17, 2003 (as amended or supplemented at the Execution Time, the "PRELIMINARY MEMORANDUM"), and a final offering memorandum, dated March 21, 2003 (the "FINAL MEMORANDUM"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Acquired Business and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

         1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

         (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date (as defined herein), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and on the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company and the Guarantors by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

         (b) None of the Company, the Guarantors, any of its or their Affiliates or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

         (c) None of the Company, the Guarantors, any of its or their Affiliates or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

         (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

         (e) None of the Company, the Guarantors, any of its or their Affiliates or any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

Terms used in this paragraph but not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         (f) The Company has been advised by the NASD's PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

         (g) Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company" within the meaning of the Investment Company Act.

         (h) Neither the Company nor any of the Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

         (i) Neither the Company nor any Guarantor has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (j) The information provided by the Company and the Guarantors pursuant to Section 6(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) Each of S&C Holdco, the Company and their respective subsidiaries
(1) has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and (2) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (l) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of each such subsidiary (other than Swift Integrated Genetics, LLC, as to which the Company owns 50% of the outstanding equity interests) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

         (m) The Company's authorized equity capitalization is as set forth in the Final Memorandum.

         (n) The statements in the Final Memorandum under the headings "Risk Factors--We are subject to extensive governmental regulation and our noncompliance with or changes in these regulations could adversely affect our business, financial condition, results of operations and cash flows," "Risk Factors--Compliance with environmental regulations may result in significant costs and failure to comply with environmental regulations may result in civil as well as criminal penalties, liability for damages and negative publicity," "Business--Regulation and Environmental Matters," "Business--

Legal Proceedings," "Certain Relationships and Related Party Transactions," "Description of Other Indebtedness," "Description of Notes," "Exchange Offer; Registration Rights" and "United States Federal Income Tax Considerations," fairly summarize the matters therein described.

         (o) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

         (p) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company and each Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity). The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to an indenture qualified thereunder.

         (q) The Supplemental Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each Guarantor, will constitute a legal, valid and binding instrument enforceable against the Company and each Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity).

         (r) The Securities have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and each Guarantor and will constitute the legal, valid and binding obligations of the Company and each Guarantor entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity).

         (s) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and each Guarantor (assuming due execution by the Representatives), will constitute the legal, valid, binding and enforceable instrument of the Company and each Guarantor (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity).

         (t) The Exchange Notes and the guarantees of the Exchange Notes (the "EXCHANGE GUARANTEES," and together with the Exchange Notes, the "EXCHANGE SECURITIES") have been duly authorized, and, if and when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the registered exchange offer contemplated by the Registration Rights Agreement, will have been duly executed and delivered by the Company and each Guarantor and will constitute the legal, valid and binding obligations of the Company and each Guarantor entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity).

         (u) The Company and each of the Guarantors have all requisite corporate power and authority, have taken all requisite corporate action, and have received and are in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform this Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement and the issuance and sale of the Securities and the Exchange Securities. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, the Supplemental Indenture or the Registration Rights Agreement, except such as will be obtained with respect to the Exchange Securities under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

         (v) Neither the execution and delivery of this Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or asset of S&C Holdco, the Company or any of its subsidiaries pursuant to, (i) the certificate of incorporation or by-laws (or other organizational documents) of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which S&C Holdco, the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to S&C Holdco, the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over S&C Holdco, the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses
(ii) and (iii) for such conflicts, breaches, violations or impositions that would not have a Material Adverse Effect.

         (w) The combined historical financial statements of the ConAgra Red Meat Business included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the ConAgra Red Meat Business as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the combined and consolidated historical financial statements of S&C Holdco and its subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of S&C Holdco and its subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the summary financial data set forth under the caption "Summary--Summary Historical and Combined Financial and Other Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; and the selected financial data (including without limitation the financial data relating to the Acquired Business) set forth under the caption "Selected Historical Combined and Consolidated Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. The pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the combined historical financial statement amounts in the pro forma financial statements included in the Final Memorandum; the pro forma financial statements included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

         (x) Except as described in the Final Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving S&C Holdco, the Company or any of their respective subsidiaries or its or their officers or property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to have a Material Adverse Effect.

         (y) Each of S&C Holdco, the Company and each of their respective subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not have a Material Adverse Effect.

         (z) Neither S&C Holdco, the Company nor any of their respective subsidiaries is in violation or default of (i) any provision of its certificate of incorporation or by-laws (or other organizational documents); (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over S&C Holdco, the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and
(iii) for such conflicts, breaches, violations or impositions that would not have a Material Adverse Effect.

         (aa) Deloitte & Touche LLP, who have audited certain financial statements of S&C Holdco and the ConAgra Red Meat Business and delivered its reports with respect to the audited consolidated financial statements of S&C Holdco and its subsidiaries as of May 29, 2002 and the audited combined financial statements of the ConAgra Red Meat Business, each included in the Final Memorandum, are independent certified public accountants with respect to the Company, S&C Holdco and the ConAgra Red Meat Business (i) under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and
(ii) within the meaning of the Act and the applicable published rules and regulations thereunder.

         (bb) PricewaterhouseCoopers LLP, who have reviewed certain financial statements of S&C Holdco included in the Final Memorandum, are independent certified public accountants with respect to the Company and S&C Holdco (i) under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and (ii) within the meaning of the Act and the applicable published rules and regulations thereunder.

         (cc) The Company and each of the Guarantors has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

         (dd) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

         (ee) (1) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are required by applicable law and are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (2) the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; (3) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (4) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except in the case of clauses (1) through (3) above for such matters that would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         (ff) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

         (gg) Each of S&C Holdco, the Company and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of S&C Holdco, the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (hh) Each of S&C Holdco, the Company and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (ii) Except as disclosed in the Final Memorandum, each of S&C Holdco, the Company and their respective subsidiaries are (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. None of S&C Holdco, the Company nor any of their respective subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (jj) Each of S&C Holdco, the Company and their respective subsidiaries have fulfilled their respective obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of S&C Holdco, the Company and their respective subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. None of S&C Holdco, the Company or their respective subsidiaries have incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except for such liability as would not have a Material Adverse Effect.

         (kk) Each of the relationships and transactions specified in Item 404 of Regulation S-K that would have been required to be described in a prospectus if this offering had been registered under the Act have been so described in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (11) Each of S&C Holdco, the Company and their respective subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary for and material to the conduct of their respective businesses as described in the Final Memorandum, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Final Memorandum, (a) there are no rights of third parties to any such Intellectual Property (other than the rights of licensors in Intellectual Property that is licensed to S&C Holdco, the Company or their respective Subsidiaries); (b) to S&C Holdco's or the Company's knowledge, as applicable, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to S&C Holdco's or the Company's knowledge, as applicable, threatened action, suit, proceeding or claim by others challenging such Person's rights in or to any such Intellectual Property; (d) there is no pending or, to S&C Holdco's or the Company's knowledge, as applicable, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that S&C Holdco or the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

         (mm) The subsidiaries listed on Exhibit B attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X under the Act.

         Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as to matters covered thereby, to each Initial Purchaser.

         2. Representations and Warranties of the Selling Noteholder. The Selling Noteholder represents and warrants to each Initial Purchaser as set forth below in this Section 2.

         (a) The Selling Noteholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (b) The Selling Noteholder has all requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform this Agreement.

         (c) This Agreement has been duly authorized, executed and delivered by the Selling Noteholder.

         (d) The Selling Noteholder is the sole registered and beneficial owner of the Securities to be sold by the Selling Noteholder pursuant hereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver the Securities pursuant hereto. Upon delivery of the Securities in the manner provided by the Indenture and the Securities, the Selling Noteholder will transfer to each Initial Purchaser (assuming the Initial Purchasers have no notice of any adverse claim, as defined in the Uniform Commercial Code as adopted in the State of New York (the "NYUCC")), record and beneficial ownership of the Securities, free and clear of any adverse claim (as defined in the NYUCC), pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         (e) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution, delivery and performance of this Agreement or the sale by the Selling Noteholder of the Securities.

         (f) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Selling Noteholder of this Agreement, or consummation by the Selling Noteholder of the transactions contemplated herein, except such as may be required under the Act or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

         (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or asset of the Selling Noteholder pursuant to, (i) the certificate of incorporation or bylaws (or other organizational documents) of the Selling Noteholder, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Noteholder is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Noteholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Noteholder or any of its properties.

         (h) The Selling Noteholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (i) None of the Selling Noteholder, any of its Affiliates (other than Swift Foods, the Company or any of its subsidiaries) or any person acting on its behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

         (j) None of the Selling Noteholder, any of its Affiliates (other than Swift Foods, the Company or any of its subsidiaries) or any person acting on its behalf has engaged in any form of general solicitation or general, advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

         (k) None of the Selling Noteholder, any of its Affiliates (other than Swift Foods, the Company or any of its subsidiaries) or any person acting on its behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph but not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         (l) The Selling Noteholder has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

         Any certificate signed by any officer of the Selling Noteholder and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Noteholder, as to matters covered thereby, to each Initial Purchaser.

         3. Purchase and Sale.

         Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Noteholder agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Selling Noteholder, at a purchase price of 97.65% of the principal amount thereof, plus accrued interest, if any, from September 19, 2002, to the Closing Date, including their pro rata share of total commissions of $900,000, $150,000,000 principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

         4. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on March 26, 2003, or at such time on such later date as the Representatives shall designate pursuant to
Section 10 hereof, which date and time may be postponed by agreement between the Representatives and the Selling Noteholder (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Selling Noteholder by wire transfer payable in same-day funds to the account specified by the Selling Noteholder. The Securities shall be delivered in such names, forms and amounts as the Representatives shall specify and delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         5. Representations and Warranties by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Selling Noteholder, the Company and the Guarantors that:

         (a) Neither it nor any person acting on its behalf has offered or sold, or will offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, (ii) in accordance with the restrictions set forth in Exhibit A hereto and (iii) to the ConAgra Affiliate which entity qualifies as an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account.

         (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation
D) in the United States.

         (c) It is an "accredited investor" within the meaning of Regulation D under the Act.

         6. Agreements. The Company, each Guarantor and the Selling Noteholder, as applicable, agrees with each Initial Purchaser that:

         (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

         (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

         (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 6, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

         (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (e) The Company and the Guarantors will not, and will not permit any of its or their Affiliates to, resell any Securities that have been acquired by any of them.

         (f) None of the Company, the Guarantors, the Selling Noteholder, any of its or their Affiliates or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

         (g) None of the Company, the Guarantors, the Selling Noteholder, any of its or their Affiliates or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

         (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantors will, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

         (i) None of the Company, the Guarantors, the Selling Noteholder, any of its or their Affiliates or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

         (k) None of the Company, any Guarantor or the Selling Noteholder will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (1) Upon delivery and payment for the Securities as provided herein, the Selling Noteholder shall contribute, assign, transfer and deliver to the Initial Purchasers, effective as of the Closing Date, its right, as a holder of the Notes on March 15, 2003, to receive interest payments on the Notes.

         (m) The Selling Noteholder agrees that it shall not, and shall ensure that its subsidiaries and affiliates, including the ConAgra Affiliate, shall not, without the prior written approval of the Initial Purchasers, sell or otherwise dispose of all or any portion of the ConAgra Notes purchased from the Initial Purchasers hereunder until the date that the Company publicly discloses its financial results for the fiscal year ended May 25, 2003.

         (n) The Selling Noteholder agrees to pay the costs and expenses (other than, except as otherwise expressly provided below, with respect to counsel for the Initial Purchasers) relating to the following matters: (i) the preparation of the Supplemental Indenture, the Registration Rights Agreement, the sale of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in the PORTAL Market;
(viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all costs and expenses relating to obtaining ratings for the Securities; (xi) all discounts and commissions payable to the Initial Purchasers; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided that the provisions of this Section 6(n) shall not affect any agreement that the Company and the Selling Noteholder may have entered into, or may hereafter enter into, with respect to the sharing or reimbursement of any of the foregoing costs and expenses.

         7. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Selling Noteholder, the Company and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Selling Noteholder, the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Selling Noteholder, the Company and the Guarantors of its or their obligations hereunder and to the following additional conditions:

         (a) The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to furnish to the Representatives its opinion (containing customary assumptions, qualifications, limitations and exceptions reasonably acceptable to the Initial Purchasers), dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) each of S&C Holdco, the Company and each of the Company's subsidiaries that are Guarantors and that was a company newly formed in connection with the Acquisition has been duly incorporated;

                  (ii) each of S&C Holdco, the Company and each of the Company's domestic subsidiaries is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or foreign limited liability company and is in good standing under the laws of each domestic jurisdiction identified on Exhibit C, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                  (iii) all the outstanding shares of capital stock of the Company and each of its domestic subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable; except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Company's subsidiaries (other than Swift Integrated Genetics, LLC, as to which the Company only owns 50% of the outstanding equity interests) are owned by the Company either directly or through wholly owned subsidiaries and free of any adverse claim (as such term is defined in Section 8-102 of the NYUCC); and all outstanding shares of capital stock of the Company are owned by S&C Holdco directly and free of any adverse claim (as such term is defined in Section 8-102 of the NYUCC);

                  (iv) the Company's authorized equity capitalization is as set forth in the Final Memorandum.

                  (v) the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity);

                  (vi) the Supplemental Indenture has been duly authorized, and, assuming due authorization, execution and delivery by the Trustee, when executed and delivered by the Company and each Guarantor, will constitute a legal, valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity);

                  (vii) the Securities have been duly and validly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and each Guarantor, and will constitute legal, valid, binding and enforceable obligations of the Company and the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity);

                  (viii) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due execution by the Representatives, constitutes a legal, valid, and binding instrument enforceable against the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity);

                  (ix) the statements in the Final Memorandum set forth under the headings "Risk Factors--We are subject to extensive governmental regulation and our noncompliance with or changes in these regulations could adversely affect our business, financial condition, results of operations and cash flows," "Risk Factors--Compliance with environmental regulations may result in significant costs and failure to comply with environmental regulations may result in civil as well as criminal penalties, liability for damages and negative publicity," "Business--Regulation and Environmental Matters," "Business--Legal Proceedings," "Description of Other Indebtedness," "Certain Relationships and Related Party Transactions," "Description of Notes," "Exchange Offer; Registration Rights" and "United States Federal Income Tax Considerations," insofar as such statements purport to constitute a summary of the legal matters referred to therein or the terms of the Securities, the Indenture and the Registration Rights Agreement fairly present the matters set forth therein;

                  (x) other than as described in the Final Memorandum, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their officers, directors or property of a character required to be disclosed in a registration statement filed under the Act, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect;

                  (xi) such counsel has no reason to believe that at the Execution Time and on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                  (xii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (xiii) the Company and each Guarantor has all requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform this Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement and the sale of the Securities, and no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, the Supplemental Indenture and the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained;

                  (xiv) neither the execution and delivery of the Indenture, the Supplemental Indenture, this Agreement, the Registration Rights Agreement, the issuance and sale of the Securities; nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of S&C Holdco, the Company or its domestic subsidiaries pursuant to, (i) the certificate of incorporation or by-laws of the Company or its domestic subsidiaries (or other organizational documents); (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which S&C Holdco, the Company or any of its domestic subsidiaries is a party or bound or to which its respective property is subject, of which they are aware; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to S&C Holdco, the Company or any of its domestic subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over S&C Holdco, the Company, any of its domestic subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or impositions that would not have a Material Adverse Effect;

                           (xv) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement; the Indenture is in appropriate form for qualification under the Trust Indenture Act; and

                           (xvi) neither the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" as defined in the Investment Company Act.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable, who are satisfactory to counsel for the Initial Purchasers and upon whom the Initial Purchasers can rely; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Guarantors and public officials. References to the Final Memorandum in this Section 7(a) include any amendment or supplement thereto at the Closing Date.

                  (b) The Representatives shall have received from Minter Ellison, Australian counsel for the Initial Purchasers, its opinion (containing customary assumptions, qualifications, limitations and exceptions reasonably acceptable to the Initial Purchasers), dated the Closing Date and addressed to the Representatives, to the effect that:

                                    (i) Each of S&C Australia Holdco Pty. Ltd.
                  and Australia Meat Holdings Pty Limited (each, an "AUSTRALIAN SUBSIDIARY" and collectively, the "AUSTRALIAN SUBSIDIARIES") is incorporated and validly existing under the laws of Australia and is capable of suing and being sued in its corporate name;

                                    (ii) all the outstanding shares of capital
                  stock of the Australian Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company;

                                    (iii) neither the execution and delivery of
                  the Indenture, the Supplemental Indenture, this Agreement, the and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the

                  Australian Subsidiaries pursuant to, (i) their respective constitutions; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Australian Subsidiaries or any of its domestic subsidiaries is a party or bound or to which its respective property is subject, of which they are aware; or
                  (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Australian Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Australian Subsidiaries or any of their respective properties.

                  (c) The Selling Noteholder shall have requested and caused McGrath, North, Mullin & Katz, PC LLO, counsel for the Selling Noteholder, to furnish to the Representatives its opinion (containing customary assumptions, qualifications, limitations and exceptions reasonably acceptable to the Initial Purchasers), dated the Closing Date and addressed to the Representatives, to the effect that:

                                    (i) The Selling Noteholder is validly
                  existing as a corporation in good standing under the laws of the jurisdiction in which is it organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and is duly qualified to do business as a foreign corporation, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                                    (ii) The Selling Noteholder is the sole
                  registered and, to the best of our knowledge, beneficial owner of the Securities to be sold by the Selling Noteholder pursuant hereto, to the best of our knowledge, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver the Securities pursuant hereto. Upon delivery of the Securities in the manner provided herein and as provided by the Indenture and the Securities, the Selling Noteholder will transfer to the Initial Purchasers (assuming the Initial Purchasers have no notice of any adverse claim, as defined in the NYUCC), ownership of the Securities, free and clear of any adverse claim (as defined in the NYUCC).

                                    (iii) The Selling Noteholder has all
                  requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform this Agreement.

                                    (iv) This Agreement has been duly
                  authorized, executed and delivered by the Selling Noteholder.

                                    (v) No consent, approval, authorization,
                  filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Selling Noteholder of this Agreement, or consummation by the Selling Noteholder of the transactions contemplated herein, except such as may be required under the Act or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

                                    (vi) Neither the execution and delivery of
                  this Agreement nor the consummation of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or asset of the Selling Noteholder pursuant to, (i) the certificate of incorporation or by-laws (or other organizational documents) of the Selling Noteholder, (ii) to the best of our knowledge, the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Noteholder is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Noteholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Noteholder or any of its properties.

                  (d) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) The Company and each Guarantor shall have furnished to the Representatives a certificate of the Company and each Guarantor, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company and each Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                                    (i) the representations and warranties of
                  the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                                    (ii) since the date of the most recent
                  financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (f) The Selling Noteholder shall have furnished to the Representatives a certificate of the Selling Noteholder, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Selling Noteholder or their authorized designee, dated the Closing Date, to the effect that the representations and warranties of the Selling Noteholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Selling Noteholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (g) At the Execution Time, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives, (1) confirming that they are independent certified public accountants with respect to S&C Holdco and the ConAgra Red Meat Business under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and (2) stating, as of September 18, 2002, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Representatives.

                  (h) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives at the Execution Time (the "INITIAL LETTER"), the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives a letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives and their counsel, (1) confirming that they are independent certified public accountants with respect to S&C Holdco and the ConAgra Red Meat Business under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings, (2) stating, as of September 18, 2002, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Representatives and (3) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (i) At the Execution Time, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives, (1) confirming that they are independent certified public accountants with respect to S&C Holdco and its subsidiaries under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and
(2) stating, as of the Execution Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five days prior to the Execution Time) the conclusions and findings of such firm with respect to the financial information and other matters it ordinarily covered by accountants' "comfort letters" to Representatives.

                  (j) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives at the Execution Time (the "PWC INITIAL LETTER"), the Company shall have requested and caused PricewaterhouseCoopers to furnish to the Representatives a letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives and their counsel, (1) confirming that they are independent certified public accountants with respect to S&C Holdco and its subsidiaries under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings, (2) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five days prior to the Closing Date), the conclusions and findings of each firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Representatives and (3) confirming in all material respects the conclusions and findings set forth in the PWC initial letter.

                  (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change, decrease or increase specified in the letter or letters referred to in paragraphs (g), (h), (i) and (j) of this Section 7; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole good faith judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

                  (1) Each of the Company and the Guarantors shall have entered into the Registration Rights Agreement. The Representatives shall have received counterparts, conformed as executed, thereof.

                  (m) Each of the Company and the Guarantors shall have entered into the Supplemental Indenture.

                  (n) The Representatives shall have received evidence of the assignment by the Selling Noteholder of its right to receive interest on the Notes.

                  (o) The Representatives shall have received the Certificate from Acquiring Institutional Accredited Investor, duly executed by the ConAgra Affiliate, substantially in the form attached as Exhibit D to the Indenture.

                  (p) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

                  (q) Prior to the Closing Date, the Selling Noteholder, the Company and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Noteholder in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 7 shall be delivered at the office of counsel for the Initial Purchasers, c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

                  8. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Noteholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Selling Noteholder will reimburse the Initial Purchasers severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  9. Indemnification and Contribution.

                  (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls each Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum and the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company or any Guarantor to any holder or prospective purchaser of Securities pursuant to Section 6(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum and the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, each of its or their directors, each of its or their officers, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company and the Guarantors by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, and, under the heading "Plan of Distribution," the paragraph related to over-allotment, covering and stabilization transactions in the Preliminary Memorandum or the Final Memorandum, constitute the only information furnished in writing by or on behalf of such Initial Purchaser through the Representatives for inclusion in the Preliminary Memorandum or Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company or any Guarantor, and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchasers (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds received from the offering (before deducting expenses) of the Securities to the Selling Noteholder on September 19, 2002 pursuant to the Acquisition Agreement, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or a Guarantor on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9(d) are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 9, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or a Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company and any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

                  10. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, the Company or the Guarantors. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Guarantors or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Selling Noteholder and the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Selling Noteholder and the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Selling Noteholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

                  13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company or any of the Guarantors, will be mailed, delivered or telefaxed to Swift & Company, (970) 506-8323 and confirmed to it at Swift & Company, 1770 Promontory Circle, Greeley, Colorado, 80634, Attention: Chief Financial Officer; or, if sent to the Selling Noteholder, will be mailed, delivered or telefaxed to ConAgra Foods, Inc., (402) 595-4438 and confirmed to it at ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102, Attention:
Treasurer.

                  14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and, except as expressly set forth in Section 6(h) hereof, no other person will have any right or obligation hereunder.

                  15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Material Adverse Effect," with respect to any Person, means a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Person and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Salomon Smith Barney" shall mean Salomon Smith Barney Inc.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Selling Noteholder, the Company, the Guarantors and the several Initial Purchasers.

                                    Very truly yours,

                                    CONAGRA FOODS, INC., AS SELLING NOTEHOLDER

                                    By: /s/ SCOTT E. MESSEL
                                       -----------------------------------------
                                       Name: Scott E. Messel
                                       Title: Vice President, Treasurer


                                    SWIFT & COMPANY

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Executive Vice President
                                              and Chief Financial Officer


                                    S&C HOLDCO 3, INC.

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer


                                    SWIFT BEEF COMPANY

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer


                                    SWIFT PORK COMPANY

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer

                                    SWIFT BRANDS COMPANY

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer


                                    MILLER BROS. CO., INC.

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer


                                    MONFORT FOOD DISTRIBUTION COMPANY

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer


                                    SWIFT & COMPANY INTERNATIONAL SALES
                                    CORPORATION

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer


                                    MONFORT, INC.

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer


                                    S&C RESALE COMPANY

                                    By: /s/ DANNY HERRON
                                       -----------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President
                                              and Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.

By: Salomon Smith Barney Inc.

By: /s/ PAUL SHARKEY
    ------------------------------
    Name: Paul Sharkey
    Title: Vice President

For themselves and the other several Initial
Purchasers named in Schedule I to the foregoing agreement.

                                   SCHEDULE I

                                              Principal Amount of Securities
    Initial Purchasers                               to Be Purchased
    ------------------                        ------------------------------

Salomon Smith Barney Inc. ..................        $   90,000,000

J.P. Morgan Securities Inc. ................            60,000,000
                                                    --------------

         Total .............................        $  150,000,000

                                                                       EXHIBIT A

                       SELLING RESTRICTIONS FOR OFFERS AND
                         SALES OUTSIDE THE UNITED STATES

                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "ACT") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after
                  the later of the commencement of the offering and [      ],
                  2002, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and prior to the expiry of the period of six months from the closing of the offering of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA would not apply to the Company.

                                                                       EXHIBIT B

                            SIGNIFICANT SUBSIDIARIES


Swift Beef Company
Swift Pork Company
S&C Australia Holdco Pty. Ltd.
Australia Meat Holdings Pty. Limited

                                                                       EXHIBIT C


                             FOREIGN JURISDICTIONS


COMPANY                                            FOREIGN QUALIFICATION
-------                                            ---------------------
ISSUER:
Swift & Company                                    Colorado

GUARANTORS:
S&C Holdco 3, Inc.                                 Colorado

Swift Beef Company                                 California
                                                   Colorado
                                                   Florida
                                                   Idaho
                                                   Illinois
                                                   Iowa
                                                   Kansas
                                                   Kentucky
                                                   Missouri
                                                   Nebraska
                                                   New Jersey
                                                   Ohio
                                                   Pennsylvania
                                                   Texas
                                                   Utah

Swift Pork Company                                 Arizona
                                                   Arkansas
                                                   California
                                                   Colorado
                                                   Florida
                                                   Georgia
                                                   Hawaii
                                                   Illinois
                                                   Indiana
                                                   Iowa
                                                   Kansas
                                                   Kentucky
                                                   Louisana
                                                   Michigan
                                                   Minnesota
                                                   Mississippi
                                                   Missouri
                                                   Nevada
                                                   New Hampshire
                                                   New York
                                                   North Dakota
                                                   Ohio


COMPANY                                            FOREIGN QUALIFICATION
-------                                            ---------------------
                                                   Oklahoma
                                                   Oregon
                                                   Pennsylvania
                                                   South Carolina
                                                   South Dakota
                                                   Tennessee
                                                   Texas
                                                   Utah
                                                   Virginia
                                                   Washington
                                                   West Virginia
                                                   Wisconsin


Swift Brands Company                               Colorado

Miller Bros. Co., Inc.                             None

Monfort Food Distribution Company                  Arizona
                                                   California
                                                   Delaware
                                                   Florida
                                                   Georgia
                                                   Hawaii
                                                   Illinois
                                                   Kentucky
                                                   Maryland
                                                   Massachusetts
                                                   Nebraska
                                                   New Hampshire
                                                   New Jersey
                                                   New Mexico
                                                   Pennsylvania
                                                   Texas

Swift & Company International Sales Corporation    None

Monfort, Inc.                                      California
                                                   Colorado
                                                   Idaho
                                                   Illinois
                                                   Kansas
                                                   Kentucky
                                                   Missouri
                                                   Pennsylvania
                                                   Texas
                                                   Utah

S&C Resale Company                                 Arizona
                                                   California



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